UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007
THORATEC CORPORATION
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	1-8145 (Commission file number)	94-2340464 (I.R.S. Employer Identification Number)

6035 Stoneridge Drive Pleasanton, California (Address of principal executive offices)	94588 (Zip Code)
Registrant’s telephone number, including area code: (925) 847-8600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice Of Delisting Or Failure To Satisfy A Continued Listing Rule Or Standard; Transfer Of Listing.
     On March 19, 2007, Thoratec Corporation (“Company”) received a staff determination letter from The Nasdaq Stock Market (“Nasdaq”) that it had failed to timely file its Annual Report on Form 10-K for the year ended December 30, 2006 (“2006 10-K”), and therefore it is currently not in compliance with the annual report filing requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), and that, unless the Company requests an appeal of the determination, the Company’s securities are subject to delisting from the Nasdaq Global Select Market.
     As previously announced, on March 1, 2007, the Company filed with the Securities and Exchange Commission a Form 12b-25 for a 15 day extension to file its 2006 10-K because it had undertaken, and is in the process of completing, a detailed review of its equity-based compensation practices, including a review of the underlying documentation and procedures, and related accounting, for such practices. As of the end of this extension period, the company has not filed its 2006 10-K. However, the company intends to file its 2006 10-K as soon as practicable.
     The Company will request a hearing before the Nasdaq Listing Qualifications Panel to appeal the Nasdaq staff determination, and the delisting action will be automatically stayed pending the Panel’s decision. The Company’s stock will continue to be listed on Nasdaq until the Panel issues its decision and during any extension that is allowed by the Panel. There can be no assurance that the Panel will grant the Company’s request for continued listing. The press release relating to these announcements is attached hereto as Exhibit 99.1.
Item 9.01.  Financial Statements and Exhibits.
           (c)     Exhibits

Exhibit	Description

99.1	Press Release of Thoratec Corporation, dated March 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 20, 2007

THORATEC CORPORATION
By:	/s/ David Smith
David Smith
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Thoratec Corporation, dated March 20, 2007.